                       CONSENT OF INDEPENDENT ACCOUNTANTS





      We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (Registration Nos. 333-20851, 333-58009 and 333-86521), of AlphaNet Solutions, Inc. and its wholly-owned Subsidiary (the "Company") of our report dated February 22, 2001 relating to the Company's financial statements and financial statement schedule, which appears in this Form 10-K.




PricewaterhouseCoopers LLP
Florham Park, New Jersey
March 23, 2001